Exhibit 5.6

LIONEL SAWYER & COLLINS

ATTORNEYS AT LAW

SAMUEL S. LIONEL

GRANT SAWYER

    (1918-1996)

JON R. COLLINS

    (1923-1987)

RICHARD H. BRYAN

JEFFREY P. ZUCKER

PAUL R. HEJMANOWSKI

ROBERT D. FAISS

A. WILLIAM MAUPIN

DAVID N. FREDERICK

RODNEY M. JEAN

TODD TOUTON

LYNDA S. MABRY

MARK H. GOLDSTEIN

KIRBY J. SMITH

COLLEEN A. DOLAN

JENNIFER A. SMITH

DAN R. REASER

PAUL E. LARSEN

ALLEN J. WILT

LYNN S. FULSTONE

RORY J. REID

DAN C. McGUIRE

JOHN E. DAWSON

FRED D. “PETE” GIBSON, III

CHARLES H. McCREA JR.

GREGORY E. SMITH

MALANI L. KOTCHKA

LESLIE BRYAN HART

CRAIG E. ETEM

TODD E. KENNEDY

MATTHEW E. WATSON

JOHN M. NAYLOR

WILLIAM J. McKEAN

ELIZABETH BRICKFIELD

GREGORY R. GEMIGNANI

LINDA M. BULLEN

LAURA J. THALACKER

DOREEN SPEARS HARTWELL

LAURA K. GRANIER

MAXIMILIANO D. COUVILLIER III

ERIN FLYNN

JENNIFER ROBERTS

MARK A. CLAYTON

MATTHEW R. POLICASTRO

CHRISTOPHER MATHEWS

PEARL L.GALLAGHER

JENNIFER J. GAYNOR

CHRISTOPHER WALTHER

KEVIN J. HEJMANOWSKI

50 WEST LIBERTY STREET SUITE 1100 RENO, NEVADA 89501 (775) 788-8666 — FAX (775) 788-8682 lsc@lionelsawyer.com www.lionelsawyer.com March 12, 2014	KETAN D. BHIRUD ROBERT W. HERNQUIST COURTNEY MILLER O’MARA BRIAN H. SCHUSTERMAN MARK J. GARDBERG JAMES B. GIBSON GREG J. CARLSON JOHN D. TENNERT MARLA J. HUDGENS	STEVEN C. ANDERSON RYAN A. ANDERSEN KATHERINE L. HOFFMAN VAR LORDAHL, JR. PHILLIP C. THOMPSON AMY L. BAKER JORDAN A. DAVIS KENDAL L. DAVIS CHANDENI K. GILL
OF COUNSEL RICHARD J. MORGAN* ELLEN WHITTEMORE PAUL D. BANCROFT *ADMITTED IN CA ONLY

Catamaran Corporation

1600 McConnor Parkway

Schaumburg, Illinois 60173-6801

Re:

The Guarantees (as defined below)

Ladies and Gentlemen:

We have acted as special Nevada counsel to Catamaran PBM of Maryland, Inc., a Nevada corporation (“CPM”), and Catamaran Rebate Management, Inc., a Nevada corporation (“CRM”), in connection with the offering by Catamaran Corporation, a corporation organized under the laws of the Yukon Territory, Canada (the “Company”) of $500,000,000 aggregate principal amount of 4.75% Senior Notes due 2021 (the “Notes”), which Notes will be guaranteed by certain subsidiaries of the Company (the “Subsidiary Guarantors”), including CPM and CRM (the “Guarantees”), as contemplated by a prospectus filed pursuant to Rule 424(b)(5) of the Securities Act of 1933, with the Securities and Exchange Commission (the “Commission”), on March 6, 2014, as such prospectus has been supplemented by the Prospectus Supplement filed March 10, 2014 (Registration No. 333-194350), with the Commission. The Notes and the Guarantees are being issued under the Indenture, dated as of March 6, 2014 (the “Indenture”), between the Company and Wilmington Trust, National Association, as trustee (the “Trustee”), as supplemented by that certain supplemental indenture (the “First Supplemental Indenture”), dated as of the date hereof, entered into among the Company, each applicable Subsidiary Guarantor, including CPM and CRM, and the Trustee.

We have examined the Indenture, the First Supplemental Indenture, the form of the Notes, the Guarantees, and resolutions of the Board of Directors of CPM (the “CPM Board”) and the Board of Directors of CRM (the “CRM Board”) relating to, among other things, the Guarantees and the First Supplemental Indenture. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and statements

LAS VEGAS OFFICE: 300 SOUTH FOURTH STREET, SUITE 1700 • LAS VEGAS, NEVADA 89101 • (702) 383-8888 • FAX (702) 383-8845

CARSON CITY OFFICE: 410 SOUTH CARSON STREET • CARSON CITY, NEVADA 89701 • (775) 841-2115 • FAX (775) 841-2119

LIONEL SAWYER & COLLINS

      ATTORNEYS AT LAW

March 12, 2014

of CPM and CRM and other corporate documents and instruments, and have examined such questions of law, as we have considered relevant and necessary as a basis for this opinion letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of CPM and CRM.

Based on and subject to the foregoing and the other limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1. CPM and CRM are corporations validly existing and in good standing under the laws of the State of Nevada.

2. CPM and CRM have the corporate power and authority to (i) perform, issue and sell the Guarantees and (ii) execute, perform and deliver the First Supplemental Indenture.

3. The (i) performance, issuance and sale of the Guarantees, and (ii) the execution, performance and delivery of the First Supplemental Indenture, have been duly authorized by all necessary corporate action by CPM and CRM, as applicable.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the effect of the general corporate laws of the State of Nevada as in effect as of the date hereof and we do not purport to be experts on, or to express any opinion herein concerning, or to assume any responsibility as to the applicability to or the effect on any of the matters covered herein of, the laws of any other jurisdiction or, in the case of Nevada, any other laws, including any matters of municipal law or the laws of any local agencies within any state. We express no opinion concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents or other authorizations or approvals as may be required by, any federal laws or regulations, including any federal securities laws or regulations, or any state securities or “blue sky” laws or regulations.

This opinion is issued in the State of Nevada. By issuing this opinion, Lionel Sawyer & Collins (i) shall not be deemed to be transacting business in any other state or jurisdiction other than the State of Nevada and (ii) does not consent to the jurisdiction of any state other than the State of Nevada. Any claim or cause of action arising out of the opinions expressed herein must be brought in the State of Nevada. Your acceptance of this opinion shall constitute your agreement to the foregoing.

LIONEL SAWYER & COLLINS

      ATTORNEYS AT LAW

March 12, 2014

We hereby consent to the filing of this opinion letter as an exhibit to the Current Report on Form 8-K dated as of the date hereof filed by the Company and incorporated by reference into the Registration Statement on Form S-3, as amended (Registration No. 333-194350), filed to effect the registration of the Notes and the Guarantees under the Securities Act of 1933 (the “Act”). In giving such consent, we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Lionel Sawyer & Collins

LIONEL SAWYER & COLLINS